SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 4, 2002

                                United Pan-Europe
                               Communications N.V.
                                ----------------
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                                ----------------
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                                ----------------
                            (Commission File Number)

                                   98-0191997
                                ----------------
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
                               -------------------
                  (Address and zip code of principal executive
                                    offices)

                                (31) 20-778-9840
                              ---------------------
                 (Registrant's telephone number, including area
                                      code)


                                ----------------




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Item 5.  Other Events

          On March 4, 2002, United Pan-Europe Communications N.V. (the "Company") issued a press release announcing that the Company had received a waiver from the bank lenders under a senior secured credit facility among UPC Distribution Holding B.V., a wholly-owned subsidiary of the Company, as Borrower, TD Bank Europe Limited and Toronto Dominion (Texas), Inc., as Facility Agents, and a group of banks and financial institutions, of the cross defaults under such credit facility that exist or may exist as a result of the failure of the Company to make the interest payment due on February 1, 2002 on its outstanding 10 7/8% Senior Notes due 2009, 11 1/4% Senior Notes due 2010 and 11 1/2% Senior Notes due 2010 and any future failure of the Company to make the interest payment due on May 1, 2002 on its outstanding 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009 within the applicable cure period (the "Interest Payment Defaults"). This waiver will remain effective until the earlier of (i) June 3, 2002 or (ii) the occurrence of any other Event of Default under the credit facility that is not covered by the waiver. Pursuant to the terms of the waiver, on March 1, 2002 Belmarken Holding B.V. ("Belmarken") contributed EUR 100 million in cash to UPC Distribution Holding B.V. The waiver is subject to a number of conditions as set forth in the waiver attached as
Exhibit 99.2 hereto. The waiver further provides that UPC is permitted to draw advances (up to a maximum of EUR 100 million) under the credit facility during the waiver period, subject to certain additional conditions all as set forth in the waiver. The full text of the March 4, 2002 press release is attached as
Exhibit 99.1 hereto. The waiver entered into with, inter alia, TD Bank Europe Limited is attached as Exhibit 99.2 hereto.

          The Company also announced that it had received a waiver from the bank lenders under a revolving loan facility among EWT Elektro & Nachrichtentechnik GmbH, majority-owned by the Company ("EWT"), as Borrower, a group of entities as Guarantors, The Royal Bank of Scotland plc as Facility Agent and Security Agent and a group of financial institutions of the cross defaults under such loan facility that exist or may exist as a result of the Interest Payment Defaults. This waiver will remain effective until the earlier of (i) June 3, 2002 or (ii) the occurrence of any other Event of Default under the loan facility that is not covered by the waiver. The waiver is subject to a number of conditions as set forth in the waiver attached as Exhibit 99.3 hereto. The waiver provides that EWT is permitted to continue to draw advances under the loan facility, subject to certain conditions. The waiver entered into with, inter alia, the Bank of Scotland is attached as Exhibit 99.3 hereto.

          A further agreement waives any defaults or events of default under the loan facility among Belmarken and the Company, as Obligors, UPC Internet Holding B.V., as Guarantor, and UnitedGlobalCom, Inc. ("UGC"), as Lender, dated as of May 25, 2001 (the "Loan Agreement"), that arise as a consequence of the Interest Payment Defaults. This waiver will remain effective until the earlier of (i) June 3, 2002, (ii) the acceleration of any Advances under the UPC Holding Distribution B.V. senior secured credit facility, (iii) the acceleration of any of the aforementioned Senior Notes pursuant to the terms of the applicable Senior Note Indenture, (iv) the conversion of the notes under the loan facility into ordinary shares of the Company in accordance with the terms of the Memorandum of Understanding dated as of February 1, 2002, among the Company, UGC and UGC Holdings, Inc. and (v) five business days after UGC has given notice to the Company that in UGC's judgment, restructuring negotiations with holders of the Senior Notes are not progressing satisfactorily. The waiver entered into with respect to Belmarken is attached as Exhibit 99.4 hereto.

          The Company announced in an earlier press release on February 1, 2002 (filed with the Securities and Exchange Commission on February 1, 2002) that it was seeking the waivers as part of the Company's plan to recapitalize its balance sheet.

Item 7.    Exhibits

   Exhibit                         Description

   99.1                            Press Release dated March 4, 2002.

   99.2 Waiver, dated March 1, 2002, between, inter alia, TD Bank Europe Limited and UPC Distribution Holding B.V., Cable Network Austria Holding B.V, Stipdon Investments B.V., UPC Distribution Holding B.V., UPC Financing Partnership, UPC France Holding B.V., UPC Holding B.V., UPC Holding II B.V., UPC Nederland N.V. and UPC Scandinavia Holding B.V.

   99.3 Waiver, dated March 1, 2002, between Royal Bank of Scotland plc and EWT Elektro & Nachrichtentechnik GmbH, EWT Communications GmbH, Kabeldienst
                                   Kabelanschluss-Verwaltungsgesellschaft mbH,
                                   TSS Telekabel Service Sud Marketing und
                                   Verwaltung GmbH, EWT GmbH and TSS GmbH GbR,
                                   RFC Radio-, Fernseh- u. Computertechnik GmbH, AdiC - Antennendienst Calau GmbH and CTC GmbH Breitbandtechnik.

   99.4 Waiver, dated as of March 1, 2002, between Belmarken Holding B.V., the Company, UPC Internet Holding B.V. and UnitedGlobalCom, Inc.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                          By:/s/ ANTON M. TUIJTEN
                                             -----------------------------------
                                             Name:  Anton M. Tuijten
                                             Title: Senior Vice President &
                                                    General Counsel



Dated:  March 4, 2002